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                                                                      Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

LIST OF SUBSIDIARIES


         SUBSIDIARY                       JURISDICTION OF INCORPORATION
         ----------                       -----------------------------

Sanmina Cable Systems                     Texas
Elexsys International                     Delaware
Neutronic Stamping & Plating              subsidiary of Elexsys International
Symtron Corporation                       subsidiary of Elexsys International
Anetec Technology, Inc.                   subsidiary of Elexsys International
Pritec Corporation                        subsidiary of Elexsys International
Symtron Systems, Inc.                     subsidiary of Elexsys International
Elxi Acquisition, Inc.                    subsidiary of Elexsys International
Elexsys International UK                  subsidiary of Elexsys International
TELO Electronics, Inc.                    California
Manu-Tronics, Inc.                        Wisconsin
Sanmina B.V.                              Netherlands
Sanmina Canada Holding Co.                Canada
Sanmina Canada(1)                         Canada
Sanmina Ireland Ltd(2)                    Ireland
Sanmina United Kingdom                    United Kingdom
Altron Systems Corporation(3)             Massachusetts
Altron Securities Corporation(3)          Massachusetts
Sanmina Foreign Sales Corporation         Barbados
Sanmina Canada ULC                        Canada
Sanmina International AG                  Switzerland
Sanmina LP                                Texas

(1)  A subsidiary of Sanmina Canada Holding Company.

(2)  A subsidiary of Sanmina B.V.

(3)  A subsidiary of Altron Incorporated.